Exhibit 5

                                TRUST CERTIFICATE

No. 1                              $35,000,000               CUSIP NO. 73941X684

                       SEE REVERSE FOR CERTAIN DEFINITIONS

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL CERTIFICATES REPRESENTED HEREBY, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO CEDE & CO. OR BY CEDE & CO. TO DTC OR TO ANOTHER NOMINEE OF DTC OR BY DTC OR CEDE & CO. TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE DEPOSITED ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO DIRECT RIGHT TO PRINCIPAL OR INTEREST PAYMENTS IN RESPECT OF THE UNDERLYING SECURITIES. THE REGISTERED HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL LOOK SOLELY TO THE ASSETS DEPOSITED IN THE TRUST, TO THE EXTENT OF ITS RIGHTS THEREIN, FOR DISTRIBUTIONS HEREUNDER.

                            PPLUS TRUST SERIES GSC-2

     1,400,000 PPLUS FLOATING RATE CALLABLE TRUST CERTIFICATES SERIES GSC-2

                  $35,000,000 STATED AMOUNT TRUST CERTIFICATES

                    ($25 STATED AMOUNT PER TRUST CERTIFICATE)

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $35,000,000 aggregate principal amount of 8.50% Notes due 2031 (the "Underlying Securities") issued by DaimlerChrysler North America Holdings Corporation, a Delaware corporation, and all payments received thereon, deposited in trust by Merrill Lynch Depositor, Inc. (the "Depositor") and the Swap Agreement between the Trust and Merrill Lynch Capital Services, Inc.

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in the PPLUS Trust Series GSC-2 formed by the Depositor. Under the Trust Agreement, the Certificateholders are entitled to receive on each Distribution Date until February 15, 2034, distributions, to the extent available, at an initial rate of 3.00% per annum on the Stated Amount of the Certificates. Thereafter, the rate will be calculated according to three-month USD LIBOR plus 0.85%, but in no event shall the rate be less than the 3.00% per annum or greater than 8.00% per annum.

         The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of February 20, 1998 (the "Standard Terms"), between the Depositor and The Bank of New York, as successor to United States Trust Company of New York, a New York corporation, as Trustee (the "Trustee") and as securities intermediary (the "Securities Intermediary"), as supplemented by the Series Supplement, dated as of July 16, 2004 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee and the Securities Intermediary. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

         This Certificate is one of the duly authorized Certificates designated as the PPLUS Floating Rate Callable Trust Certificates Series GSC-2 (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Further, subject to the terms, provisions and conditions of the Trust Agreement, the Trust will issue Call Rights, which will be sold in one or more privately negotiated transactions. The rights of the Certificateholders under the Trust Agreement and this Certificate are limited by the terms, provisions and conditions of the Trust Agreement and the Warrant Agreement with respect to the exercise of Call Rights by the holders of Call Rights. The Certificateholders, by their acceptance of the Certificates, covenant and agree to tender any and all Certificates to the Warrant Agent upon the holder's exercise of Call Rights and deposit of the Call Price with the Escrow Agent for such Certificates in accordance with the applicable procedures in the Warrant Agreement. The property of the Trust consists of the Underlying Securities, all payments received or receivable on the Underlying Securities accrued on or after the Cut-off Date, and the other Deposited Assets, if any, all as more fully specified in the Trust Agreement.

         Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date.

         Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

         Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by check mailed to the Certificateholder of record in the Certificate Register or by wire transfer to an account designated by such Holder without the presentation or surrender of this Certificate or the making of any notation hereon of, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         The Trustee does not assume responsibility for the accuracy of the statements in the Certificate (and the reverse hereof).

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

         THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                                             PPLUS TRUST SERIES GSC-2

                                             By:  THE BANK OF NEW YORK,
                                                  solely in its capacity as
                                                  Trustee under the Trust
                                                  Agreement and not in its
                                                  individual capacity


Dated:  July 16, 2004                        By:
                                                  ------------------------------
                                                     Authorized Signatory



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Certificates described in the Trust Agreement referred to herein.

                                             PPLUS TRUST SERIES GSC-2

                                             By:  THE BANK OF NEW YORK,
                                                  solely in its capacity as
                                                  Trustee under the Trust
                                                  Agreement and not in its
                                                  individual capacity


Dated:  July 16, 2004                        By:
                                                  ------------------------------
                                                     Authorized Signatory


                      [TRUST CERTIFICATE - SIGNATURE PAGE]

                            (REVERSE OF CERTIFICATE)

         The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Securities, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Deposited Assets (to the extent of its rights therein) for interest distributions hereunder. Both the Underlying Securities and Call Holders that exercise their Call Rights may be sources of principal distributions on the Certificates. The rights of the Certificateholders under the Trust Agreement and this Certificate are limited by the terms, provisions and conditions of the Trust Agreement and the Warrant Agreement with respect to the exercise of Call Rights by the holders of Call Rights. The Certificateholders, by their acceptance of the Certificates, covenant and agree to tender any and all Certificates to the Warrant Agent upon the holder's exercise of Call Rights and deposit of the Call Price with the Escrow Agent for such Certificates in accordance with the applicable procedures in the Warrant Agreement.

         The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66 2/3% of the aggregate Voting Rights of the Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same class in Authorized Denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is United States Trust Company of New York.

         No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Trustee and the Securities Intermediary and any agent of the Depositor, the Trustee or the Securities Intermediary may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, or the Securities Intermediary nor any such agent shall be affected by any notice to the contrary.

         It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for United States federal income tax purposes under Treasury Regulation Section 301.7701-4, and the Certificateholder, by its acceptance of this Certificate, agrees to treat the Certificates, the distributions from the Trust and its beneficial interest in the Trust consistently with such characterization. In addition, the initial Certificateholder, by accepting this Certificate, has agreed to make an election under Treasury regulation section 1.1275-6 with respect to Underlying Securities and the Swap Agreement.

         The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Deposited Assets and the issuance of the Certificates and the Call Rights, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates and the Call Rights or otherwise incur, assume or guarantee any indebtedness for money borrowed.

         The Trust and the obligations of the Depositor, the Trustee and the Securities Intermediary created by the Trust Agreement with respect to the Certificates shall terminate upon the earlier of (i) the payment in full at maturity or sale by the Trust after a payment default on or an acceleration or other early payment of the Underlying Securities and the distribution in full of all amounts due in respect of the Certificates and (ii) February 15, 2034.

         If an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including an individual retirement account or Keogh plan (each, a "Plan"), purchases Certificates, certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), unless certain exemptions apply. A Plan should consult its advisors concerning the ability of such Plan to purchase Certificates under ERISA or the Code.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

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(PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)


________________________________________________________________________________


________________________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)


the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:



                                        Signature:                             *
                                                  -----------------------------




                             Signature Guarantee:                              *
                                                  -----------------------------




* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP).

                            OPTION TO ELECT EXCHANGE

         If you wish to have this Certificate, or a portion thereof, exchanged by the Trustee pursuant to Section 4.07 of the Standard Terms, check the
Box: [ ]

         If you wish to have less than all of this Certificate exchanged, state the amount:

         $-------------------.


Date:

                                  Your Signature:
                                                  ------------------------------
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Certificate)


                             Signature Guarantee:
                                                  ------------------------------